                                                                     EXHIBIT 4.1



                       SECURITIES PURCHASE AGREEMENT FOR
                       TOTAL WASTE MANAGEMENT CORPORATION

                                  by and among
                  KTI SPECIALTY WASTE SERVICES, INC. ("Buyer")
                                      and

                      TOTAL WASTE MANAGEMENT CORPORATION,
                                 WILLIAM KAYLOR
                                      and
                             DONALD A. LITTLEFIELD

                          Dated as of January 27, 1998

                                TABLE OF CONTENTS
                                       OF
                          SECURITIES PURCHASE AGREEMENT

 Section and Heading                                                Page
 -------------------                                                ----

1.            Purchase and Sale                                      1
1.1.          Purchase and Sale of Securities                        1
1.2.          Method of Conveyance                                   1
1.3.          No Assumed Obligations                                 2
2.            Purchase Price and Closing                             2
2.1.          Purchase Price                                         2
2.2.          Payment of Purchase Price                              2
3.            Representations and Warranties of the Sellers          2
3.1.          Authorization                                          2
3.2.          No Violation                                           2
3.3.          Documentation                                          2
3.4.          Leases and Permits                                     3
3.5.          Taxes                                                  3
3.6.          Insurance                                              4
3.7.          Employee Benefit Plans; Pension Plans                  5
3.8.          Brokers and Finders                                    6
3.9.          Accuracy of Representations and Documents              6
3.10.         Environmental Laws                                     6
3.11.         Real Estate                                            6
3.12.         Corporate Organization, Etc.                           7
3.13.         Authorization, Etc.                                    7
3.14.         No Violation                                           7
3.15.         Litigation                                             7
3.16.         Environmental Compliance, Inc.                         7
4.            Representations and Warranties of Buyer                8
4.1.          Corporate Organization, Etc.                           8
4.2.          Authorization, Etc.                                    8
4.3.          No Violation                                           8
5.            Certain Covenants and Agreements                       8
5.1.          Full Access                                            8
5.2.          Notice of Claims and Investigations                    8
5.3.          No Solicitation or Negotiation of other Offers         9
5.4.          Press Releases                                         9
5.5.          Consummation of Transactions                           9
5.6.          Post-Closing Cooperation                               9
5.7.          Closing Date                                           9
5.8.          Risk of Loss                                           9

         Section and Heading                                                   Page
         -------------------                                                   ----
         5.9.   Post-Closing Authority                                           9
         6.     Conditions to the Obligations of Sellers                        10
         6.1.   Representations and Warranties True                             10
         6.2.   No Proceeding, Litigation; Injunction                           10
         6.3.   Organizational Documents                                        10
         6.4.   Employment Agreements                                           10
         6.5.   Board of Directors and Stockholder Approval                     10
         7.     Conditions to the Obligations of Buyer                          10
         7.1.   Representations and Warranties True                             11
         7.2.   Performance                                                     11
         7.3.   No Proceeding, Litigation, Injunction                           11
         7.4.   Governance Documents                                            11
         7.5.   Additional Documents                                            11
         7.6.   Board of Directors Approval                                     11
         7.7.   Hart-Scott-Rodino                                               11
         7.8.   Employment Agreements                                           11
         8.     Survival of Representations and Warranties; Indemnification     12
         8.1.   Survival of Representations                                     12
         8.2.   Statements as Representations and Warranties                    12
         8.3.   Remedies Cumulative                                             12
         8.4.   Buyer's Indemnity                                               12
         8.5.   Sellers' Indemnity                                              12
         8.6.   Indemnity Procedure                                             14
         8.7.   Financial Statements, Escrow                                    15
         8.8.   Environmental Indemnity                                         15
         9.     Operations - Post Closing                                       15
         9.1.   Stock Options-Employees                                         15
         9.2.   Banking Relationships                                           15
         9.3.   Board Composition                                               16
         10.    Miscellaneous Provisions                                        16
         10.1.  Amendment and Modification                                      16
         10.2.  Waiver of Compliance                                            16
         10.3.  Expenses                                                        16
         10.4.  Notices                                                         16
         10.5.  Binding Effect; Assignment                                      17
         10.6.  Governing Law                                                   17
         10.7.  Counterparts                                                    17
         10.8.  Headings                                                        18
         10.9.  Entire Agreement                                                18
         10.10. Third Parties                                                   18
         10.11. Severability                                                    18

                          SECURITIES PURCHASE AGREEMENT

THIS AGREEMENT dated as of January 27, 1998, by and among Total Waste Management Corporation, a New Hampshire corporation ("Total"), William Kaylor ("Kaylor") and Donald A Littlefield ("Littlefield") and together with Kaylor referred to herein as the "Sellers" and each is individually referred to herein as a "Seller") and KTI Specialty Waste Services, Inc., a Maine corporation (the "Buyer").

The Buyer desires to purchase from the Sellers, and Sellers desire to sell, assign and transfer to the Buyer all of Sellers' stock in Total (the "Securities") as more specifically described in Section 1.1 of the disclosure schedule attached hereto (the "Disclosure Schedule"), all on the terms and subject to the conditions hereinafter set forth.

1.       Purchase and Sale.

         1.1. Purchase and Sale of Securities. On the terms and subject to the conditions herein set forth, the Buyer shall purchase from the Sellers all of the Securities, as of the Closing Date (as such term is heretofore defined), owned by the Sellers or in which any Seller has an interest.

         1.2.     Method of Conveyance.

                  (a) The sale, transfer, conveyance, assignment and delivery by Sellers of the Securities to the Buyer in accordance with Section 1.1 hereof shall be effected on the Closing Date by Sellers' execution and delivery of the Securities and the customary stock powers, duly guaranteed and other appropriate documents (collectively, the "Instruments of Conveyance") to the Buyer, or its assignees.

                  (b) At the Closing, good and valid title to all of the Securities shall be transferred, conveyed, assigned and delivered by the Sellers to the Buyer, or its assignees, pursuant to this Agreement and the Instruments of Conveyance, free and clear of any and all Liens (as defined below). For the purposes of this Agreement, the term "Lien" shall mean any pledge, security interest, encumbrance, lien or charge of any kind whatsoever.

                  (c) At the Closing, the Sellers shall cause Total to provide to the Buyer an estoppel certificate signed by each creditor (excluding trade creditors) of Total (the "Third Party Funded Debt"), each certificate indicating the balance due on the Third Party Funded Debt, including any accrued and unpaid interest thereon, as of the end of the preceding month, together with a per diem interest rate during the month in which the Closing occurs. Such certificate shall state that the creditor will not exercise any right to accelerate such debt under a "due on sale" clause for a period of 90 days after the Closing. No creditor may require a guarantee from the Buyer or KTI, Inc. as a condition of issuing such certificate.

                  (d) At the Closing the Sellers shall cause Total to provide to the Buyer a certificate signed by Total indicating the balance of trade accounts payable ("Trade Accounts Payable") due to third parties, including any accrued and unpaid interest thereon, as of the end of the preceding month, together with a per diem interest rate during the month in which the Closing occurs.

         1.3. No Assumed Obligations. Pursuant to this Agreement, the Buyer does not assume any of the liabilities or obligations of Total whether absolute, accrued, contingent or otherwise, whenever incurred.

2.       Purchase Price and Closing.

         2.1. Purchase Price. The consideration for the Securities to be sold, transferred and conveyed by the Sellers to the Buyer pursuant to this Agreement shall be: (a) $1.3 million; (b) an additional amount equal to Total's recycled oil inventory, measured in gallons as of January 23, 1998, times $0.25 per gallon, which is $74,525.25 and (c) an Earnout component, calculated in accordance with Exhibit A. The consideration set forth in this Section 2.1 is hereinafter collectively referred to as the "Purchase Price."

         2.2. Payment of Purchase Price. The Purchase Price shall be paid as follows: (a) Buyer shall pay to Sellers the sum of $1,124,525.25 to be paid at Closing by wire transfer, and (b) Buyer shall deposit the sum of $250,000.00 into escrow pursuant to the Escrow Agreement of even date herewith (the "Escrow Agreement").

3.       Representations, Warranties and Agreements of the Sellers.

         Sellers hereby represent, warrant and agree that:

         3.1. Authorization. Each Seller has all requisite power and authority to sell the Securities which he or she owns. This Agreement is, and when executed and delivered, the Instruments of Conveyance will be, the legal, valid and binding obligation of Sellers, enforceable in accordance with their respective terms.

         3.2. No Violation. The execution and delivery of this Agreement by the Sellers and the consummation of the transactions contemplated hereby will not violate any statute or law or any judgment, decree, order, regulation or rule of any domestic or foreign court or governmental authority.

         3.3.     Documentation.

                  (a) The Sellers shall cause Total to deliver a certificate stating whether Section 3.3 (a) of the Disclosure Schedule contains an accurate and complete list of all Equity Securities, all Third Party Funded Debt and all Trade Accounts Payable, indicating the balance due, including accrued and unpaid interest thereon, as of the close of the preceding month and a per diem interest factor for the month of Closing. Estoppel or payoff letters from each third party lender (excluding trade creditors) shall be attached to such schedule. The Sellers shall cause Total to deliver a list of all accounts payable as of the close of the monthly financial statement of Total.

                  (b) Each Seller has and will have at the Closing, good and valid title to the Securities being conveyed by him or her hereunder.

         3.4.     Leases and Permits.

                  (a) Section 3.4 (a) of the Disclosure Schedule constitutes a complete and accurate list of all real and personal property leases, subleases, conditional sales agreements or other title retention agreements (collectively the "Leases" and individually a "Lease") to which Total is a party, as lessee and permits required to operate the businesses of Total as they are presently operated (the "Permits").

                  (b) All Leases are valid and binding on all parties thereto and enforceable against such parties in accordance with their terms, and are in full force and effect; and with respect to each such Lease, there are no existing defaults thereunder (whether or not waived by lessor) and no event has occurred which (whether with or without notice, lapse of time or both, or the happening of any other event) would constitute default thereunder.

                  (c) Each lessor shall provide an estoppel certificate or payoff letter satisfactory in form and substance to the Buyer.

         3.5.     Taxes. Except as set forth in Section 3.5 of the Disclosure
                  Schedule:

                  (a) The Sellers shall cause Total to deliver a certificate stating whether Total has duly and accurately filed or caused to be filed all tax reports and returns (including information returns) required to be filed in connection with its businesses for all periods ending on the date hereof and will make all such filings required to be made prior to the Closing Date. The certificate shall further state that Total has duly paid all taxes and other charges due or claimed to be due from them to any federal, state, local or foreign taxing authority (including, without limitation, those due in respect of properties, income, franchises, licenses, sales or payrolls), except for taxes being contested in good faith.

                  (b) The Sellers shall cause Total to deliver complete copies of all of its tax returns, both income tax and otherwise, for the five most recent tax years.

                  (c) The Sellers shall cause Total to advise the Buyer whether there are any tax liens upon any of its Assets except liens for current taxes not yet due and payable.

                  (d) Total has made, for all periods ending on or before the Closing Date, all required declarations of estimated Federal, state, local and foreign income taxes (including, without limitation, those due in respect of properties, income, franchises, licenses, sales or payrolls) and has paid or provided for all taxes as shown on such declarations.

                  (e) There are no facts which exist or have existed which would constitute grounds for the assessment of any tax liability against any of the Sellers or Total and neither the Internal Revenue Service nor any other taxing authority is now asserting, to the knowledge of any of the Sellers, or threatening to assert, any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith.

         3.6.     Insurance.

                  (a) Section 3.6 of the Disclosure Schedule. The Sellers shall cause Total to deliver a certificate containing an accurate and complete list of all policies of fire, disability, workers' compensation, products liability, and other forms of insurance owned or held by or beneficially for Total which relate to or provide coverage for the business of Total. The Sellers will cause Total to deliver a copy of each such policy to the Buyer not less than 5 business days prior to the Closing.

                  (b) The Sellers shall cause Total to deliver a certificate stating whether all such policies are in full force and effect, all premiums with respect thereto covering all periods through the Closing have been or will be paid by Total and no notice of cancellation or termination has been received with respect to any such policy.

                  (c) The Sellers shall cause Total to deliver a certificate stating whether such policies are sufficient for compliance with all requirements of law and of all agreements to which Total is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage for the assets and operations of the business of Total; and, with respect to periods prior to the Closing, will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement.

         3.7.     Employee Benefit Plans: Pension Plans.

                  (a) The Sellers shall cause Total to deliver a certificate stating whether, except as set forth on
                           Section 3.7 of the Disclosure Schedule, Total have any bonus, deferred compensation, pension, profit-sharing, retirement, stock purchase, stock option, phantom stock, medical, post-retirement medical or any other employee benefit plan, arrangement or practice, whether written or unwritten (an "Employee Benefit Plan"). The Sellers shall cause Total to deliver true copies of each written Employee Benefit Plan and an accurate and complete written description of each oral Employee Benefit Plan to Buyer. The Sellers shall cause Total to deliver a certificate stating whether Section 3.7 of the Disclosure Schedule sets forth the annual amounts paid or accrued in connection with each Employee Benefit Plan as of December 31, 1996, and an estimate of the amounts payable or accruable in connection therewith through June 30, 1997, to the extent such amounts are presently fixed or determinable.

                  (b) The Sellers shall cause Total to deliver a certificate stating whether Section 3.7 of the Disclosure Schedule is a list of each "employee pension benefit plan" in the meaning of the Employee Retirement Income Security Act of 1974 and the regulations thereunder ("ERISA"), maintained or contributed to by either Seller (the "Pension Plans") and, except as noted thereon, no Pension Plan is a "multi-employer plan" within the meaning of ERISA. The Sellers shall cause Total to deliver a certificate stating whether there have been any "prohibited transaction," to which Total has been a party, within the meaning of Section 4975 of the Internal Revenue Code of 1986 (the "Code"), or
                           Section 406 of ERISA, with respect to any Pension Plan which might subject any such plan or related trust, or any trustee or administrator thereof, or Seller to the tax or penalty imposed by Section 4975 of the Code or to a civil penalty imposed by Section 502 of ERISA. Except as set forth in Section 3.7(b) of the Disclosure Schedule, each of the Pension Plans is and has been in material compliance with the applicable provisions of ERISA and the Code.

                           The present value of all accrued benefits, whether vested or not, under the Pension Plans subject to Title IV of ERISA do not exceed the value of the assets of such plans allocable to such accrued benefits. Except as set forth in Section 3.7(b) of the Disclosure Schedule, none of the Pension Plans subject to Title IV of ERISA has, since December 31, 1996, been completely or partially terminated, nor has there been any "reportable event," as such term is defined in Section 4043(b) of ERISA, with respect to any such plan since the effective date of said
                           Section 4043(b). None of the Pension Plans or trusts have incurred any "accumulated funding deficiency," as such term is defined in Section 412 of the Code, whether or not waived, since the effective date of said Section 412.

                  (c) The Sellers shall cause Total to deliver a certificate stating whether Section 3.7 (c) of the Disclosure Schedule is a list of all "employee welfare benefit plans," within the meaning of ERISA, whether or not insured, maintained by Total ("Welfare Plans"). Except as set forth in Section 3.7 (c) of the Disclosure Schedule, each Welfare Plan is and has been in material compliance with the applicable provisions of ERISA and the Code. The Sellers shall cause Total to deliver a certificate stating whether Total have complied in all material respects with all of their obligations, if any, including the making of all required contributions, under each of the Welfare Plans.

         3.8. Brokers and Finders. No person has been authorized by the Sellers, Total or by anyone acting on their behalf, to act as a broker, finder or in any other similar capacity in connection with the transactions contemplated by this Agreement.

         3.9. Accuracy of Representations and Documents. No representation or warranty made by Sellers or Total in this Agreement or in the Disclosure Schedule hereto (which is an integral part hereof) nor any statement, certificate or other document furnished as an exhibit hereto, or any other document furnished by Sellers or Total to Buyer or any of their representatives in connection with this Agreement is, or will be when so furnished, false or misleading in any material respect or contains any material misstatement of fact or omits to state any fact necessary to be stated make the statements made in any such representation or warranty false or misleading in any material respect.

         3.10. Environmental Laws. To the best of the Sellers' knowledge, after diligent inquiry, Total are in material compliance with all applicable Environmental Laws, including without limitation, the Clean Air Act, the Clean Water Act, the Resource Conservation and Recovery Act, and other similar Federal and state laws. None of these parties has received any communication that alleges, or is aware of any pending allegation of, any current violation of applicable Environmental Laws. The Sellers will provide the Buyer with all available information with respect to environmental matters of Total.

         3.11. Real Estate. To the best of the Sellers' knowledge, after diligent inquiry, all real estate occupied by Total is structurally sound and has no material defects, which would affect its current or reasonably foreseeable use. No notices of any violations may have been received with respect to zoning laws, building code or setback violations or environmental matters. All equipment is operable and, to the best of the Sellers' knowledge, after diligent inquiry, is in good repair, taking into account its age and use. No permits and licenses necessary to operate Total have been cancelled or may be cancelled due to a change of ownership of Total.

         3.12. Corporate Organization, Etc. Total is a corporation duly formed, validly existing and in good standing under the laws of the State of New Hampshire and any other state in which such corporation conducts business and has all requisite power and authority to carry on its businesses as they are now being conducted and to own, and operate its properties and assets as and in the places where such business is now conducted and where such properties and assets are now owned or operated.

         3.13. Authorization, Etc. Total has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement is valid and binding upon Total, enforceable in accordance with its terms.

         3.14. No Violation. Neither the execution and delivery of this Agreement by Total nor the consummation of the transactions contemplated hereby by Total will violate any provisions of the Certificate of Incorporation of Total, or be in conflict with, or constitute a default (or an event which, with or without notice, lapse of time or both, would constitute a default) under, or result in the termination or invalidity of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which Total is a party or by which Total is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

         3.15. Litigation. Except as set forth in Section 3.15 of the Disclosure Schedule, there is no decree, judgment, order, litigation at law or in equity, arbitration proceeding or proceeding before or by any commission, agency or other administrative or regulatory body or authority pending or, to the best knowledge of Sellers, threatened (i) to which Total is a party, (ii) to which Total is subject, (iii) which might adversely affect the right, title, or interest of Total, or
                  (iv) which might result in any material adverse change in the business or condition (financial or otherwise) of Total. Sellers do not know or have reasonable grounds to know of any basis for any such claim, proceeding, litigation or investigation. There is no investigation by any commission, agency, or other administrative or regulatory body or authority pending or to the best knowledge of Sellers, threatened, which is specifically concerned with the operations, business or affairs of Total.

         3.16. Environmental Compliance, Inc. Buyer and Seller understand that Buyer is in the process of acquiring all of the assets of Environmental Compliance, Inc., a New Hampshire corporation ("ECI") with a place of business at 157 Gay Street, Manchester, New Hampshire. Seller represents that as part of that acquisition Total will be assuming those obligations and/or liabilities of ECI listed on Schedule 3.16 attached to this Agreement. Seller represents that there are no other outstanding liabilities of ECI and agrees to indemnify Total for and against any claims, loss, costs, damage or expense arising from any liabilities of ECI which exist as of the date hereof and which are not listed on Schedule 3.16 attached hereto and made a part hereof and which are asserted against Total.

4.       Representations and Warranties of Buyer.

         Buyer represents and warrants to Sellers as follows:

         4.1. Corporate Organization. Etc. Buyer is a corporation duly formed, validly existing and in good standing under the laws of the State of Maine and has all requisite power and authority to carry on its business as it is now being conducted and to own, and operate its properties and assets as and in the places where such business is now conducted and where such properties and assets are now owned or operated.

         4.2. Authorization Etc. Buyer has all requisite power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement is valid and binding upon Buyer, enforceable in accordance with its terms.

         4.3. No Violation. Neither the execution and delivery of this Agreement by Buyer nor the consummation of the transactions contemplated hereby by Buyer will violate any provisions of the Certificate of Incorporation of Buyer, or be in conflict with, or constitute a default (or an event which, with or without notice, lapse of time or both, would constitute a default) under, or result in the termination or invalidity of, or accelerate the performance required by, or cause the acceleration of the maturity of any debt or obligation pursuant to, any agreement or commitment to which Buyer is a party or by which Buyer is bound, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority.

5.       Certain Covenants and Agreements.

         5.1. Full Access. The Sellers agree to cause Total, without in any way detracting from their representations, warranties and agreements set forth in this Agreement, to afford Buyer and its counsel, accountants and other representatives, after the date hereof, full access during normal business hours to the plants, offices, warehouses, properties, employees, counsel, accountants and other representatives, books and records, including accountant's workpapers, of Total in order that Buyer may have full opportunity to make such investigations as it shall desire to make of the affairs of Total.

         5.2. Notice of Claims and Investigations. Each party will immediately give notice to the other of, and confer with the other with respect to, any claims, investigations by governmental authorities or threatened litigation relating to the transactions contemplated by this Agreement.

         5.3. No Solicitation or Negotiation of Other Offers. Each Seller agrees that from the date hereof through the Closing Date he or she will not pursue, encourage or solicit any inquiries or proposals by, or engage in any discussions or negotiations with, any person, any sale of the Securities by any of the Sellers, or any other exchange, or disposition involving the Securities

         5.4. Press Releases. Without the written consent of the other parties, which shall not be unreasonably withheld, each of the parties hereto agrees not to make any public announcements or press releases regarding the transactions contemplated hereby until such transactions are consummated, unless otherwise required by law.

         5.5. Consummation of Transactions. Each of the parties agrees to use its best efforts to bring about the satisfaction of the conditions required to be performed, fulfilled or complied with by him, her or it hereunder and to take or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as expeditiously as practicable. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the appropriate party will take all such necessary action, including without limitation, the execution and delivery of such further instruments and documents as may be reasonably requested by the other party or parties for such purposes or otherwise to complete or perfect the transactions contemplated hereby.

         5.6. Post-Closing Cooperation. After the Closing, Buyer and Sellers shall cooperate fully with each other and shall make available to each other all information, records or documents reasonably requested in connection with matters involved in the sale of the Securities.

         5.7. Closing Date. The Buyer and the Sellers shall use commercially reasonable efforts to complete the transaction on or before February 10, 1998.

         5.8. Risk of Loss. Prior to the Closing, the risk of loss on the Securities shall remain with the Sellers.

         5.9.     Post-Closing Authority.

                  (a) Each Seller agrees that, unless duly authorized in writing by Buyer, or required by law, he or she will not at any time reveal, divulge or make known to any person (other than Buyer or any affiliate of Buyer) any confidential or proprietary data or information relating to the business of Total.

                  (b) If any of the covenants contained in this Section is held to be invalid or unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration or area of such provision to the extent necessary to render such provision valid and enforceable and, in its reduced form, said provision shall then be valid and enforceable.

6.       Conditions to the Obligations of Sellers.

         Each and every obligation of Buyer under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by Sellers.

         6.1. Representations and Warranties True. The representations and warranties of Buyer contained in this Agreement shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing as though such representations and warranties were being made at and as of the Closing Date, and except for changes expressly permitted or contemplated by the terms of this Agreement.

         6.2. No Proceeding. Litigation: Injunction. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person shall have been instituted which arises out of or relates to this Agreement or the transactions contemplated hereby or seeks to obtain substantial damages in respect thereof, and, on the Closing Date, there shall be no effective permanent or preliminary injunction, writ, temporary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein not be consummated as so provided.

         6.3. Organizational Documents. Buyer shall have furnished Sellers with (i) a copy of its Certificate of Incorporation, certified by the Secretary of State of Maine; (ii) a certificate of good standing; and (ii) a Certificate of Incumbency setting forth the officers of the Buyer.

         6.4. Employment Agreements. Littlefield shall have offered an Employment Agreement in the form of Exhibits 6.4 hereto.

         6.5. Board of Directors and Stockholder Approval. Total shall have received the approval of their Board of Directors and stockholders prior to Closing

7.       Conditions to the Obligations of Buyer.

         Each and every obligation of the Sellers under this Agreement to be performed on or before the Closing shall be subject to the satisfaction, on or before the Closing, of each of the following conditions, unless waived in writing by the Buyer.

7.1. Representations and Warranties True. The representations and warranties of Sellers contained in this Agreement including the Disclosure Schedule attached hereto, shall be true, complete and accurate in all material respects as of the date when made and at and as of the Closing Date as though such representations and warranties were being made at and as of the Closing Date (except that representations and warranties which refer to conditions existing on a specific date, such as representations and warranties regarding the Financial Statements, shall continue to refer to that date) and except for changes expressly permitted or contemplated by the terms of this Agreement.

7.2. Performance. Sellers shall have performed, fulfilled and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed, fulfilled or complied with by them on or prior to the Closing, including delivery to Buyer of all of the Assets.

7.3. No Proceeding. Litigation. Injunction. No suit, action, investigation, inquiry or other proceeding by any governmental body or other person shall have been instituted or threatened which arises out of or relates to this Agreement or the transactions contemplated hereby or seeks to obtain substantial damages in respect thereof, and, on the Closing Date, there shall be no effective permanent or preliminary injunction, writ, temporary restraining order or any order of any nature issued by a court of competent jurisdiction directing that the transactions provided for herein not be consummated as so provided.

7.4. Governance Documents. Sellers shall have delivered to Buyers (i) a copy of the Certificate of Incorporation of Total, certified by the Secretary of State of New Hampshire; and (ii) a certificate of good standing in each state in which Total does business.

7.5. Additional Documents. Sellers shall have delivered to Buyer such other documents, instruments and certificates as shall be reasonably requested by Buyer for the purpose of effecting the transactions provided for and contemplated by this Agreement.

7.6. Board of Directors Approval. KTI, Inc. shall have received the approval of its Board of Directors prior to Closing.

7.7. Hart-Scott-Rodino. Buyer shall have received on or prior to the closing, evidence to its satisfaction that the transaction is exempt from the rules issued by the Federal Trade Commission under the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

7.8. Employment Agreements. Littlefield shall have executed and delivered an Agreement in the form of Exhibit 6.4 hereto, including Exhibit B, containing the bonus provisions (the "Employment Agreement").

8.       Survival of Representations and Warranties; Indemnification.

         8.1. Survival of Representations. Notwithstanding any investigation at any time made by or on behalf of any party hereto, all representations and warranties contained in this Agreement shall survive the Closing until September 15, 1999.

         8.2. Statements as Representations and Warranties. All statements contained herein, in the Disclosure Schedule, or in any other schedule, certificate, list or other document delivered or to be delivered pursuant to this Agreement shall be deemed representations and warranties as such terms are used in this Agreement and any material misstatement or omission in any thereof shall be deemed a breach of a representation or warranty hereunder.

         8.3. Remedies Cumulative. The remedies provided herein shall be cumulative and shall not preclude assertion by any party of any other rights or the seeking of any other remedies against any other party.

         8.4. Buyer's Indemnity. The Buyer agrees to defend, indemnify and hold harmless the Sellers from, against and in respect of any and all demands, claims, actions or causes of action, losses, liabilities, damages, assessments, deficiencies, taxes, costs and expenses, including without limitation, interest, penalties and reasonable attorneys' fees and expenses, asserted against, imposed upon or paid, incurred or suffered by Sellers as a result of, arising from, in connection with or incident to (i) any breach or inaccuracy of any representation or warranty of Buyer contained in this Agreement or (ii) any breach of any covenant or agreement of Buyer contained in this Agreement.

         8.5.     Sellers' Indemnity.

                  Subject to the limitations contained in subparagraph (b) below:

                  (i) the Sellers agree to defend, indemnify and hold harmless Buyer from, against and in respect of any and all demands, claims, actions or causes of action, losses, liabilities, damages, assessments, deficiencies, taxes, costs and expenses, including without limitation, interest, penalties and reasonable attorneys' fees and expenses as a result of, arising from, in connection with or incident to
                           (A) any material breach or inaccuracy of any representation or warranty of any Seller in this Agreement or in any Instrument of Conveyance, or (B) any material breach of any covenant or agreement of any Seller contained in this Agreement or in any Instrument of Conveyance (For purposes of this subsection, "material" shall mean any amount in excess of $10,000 individually or in aggregate), asserted against, imposed upon or paid, incurred or suffered by Buyer on or before

                           September 15, 1999; and relating to or arising from any occurrence or state of facts existing on or before January 28, 1998;

                  (ii) the Sellers agree to defend, indemnify and hold harmless Buyer from, against and in respect of any and all demands, claims, actions or causes of action, losses, liabilities, damages, assessments, deficiencies, taxes, expenses, including without limitation, interest, and penalties in connection with or incident to the current lawsuit brought by Kleen Laundry & Dry Cleaning Services ("Kleen Laundry") against Total pending in the United States District Court for the District of New Hampshire. The indemnity by Seller under this Section 8.5(iii) shall be limited to the amount of the final judgment or settlement, and shall not include the costs incurred by Total in defending said lawsuit. If Kleen Laundry appeals a judgment by the trial court, Total shall incur the costs of the appeal. If the result of a trial is a judgment adverse to Total, Total shall make a good faith decision, after consultation with trial counsel, whether to appeal the judgment. If Total decides to appeal the judgment, Total shall incur the costs of the appeal. If Total decides not to appeal, Sellers may appeal the adverse judgment, and Sellers shall pay the costs, including attorneys' fees and expenses, of such appeal. If Total or Sellers recover any portion of the judgment or settlement (not including recovery of fees paid by Total to third parties) through an action for contribution or indemnification from third parties, such recovered sums shall belong to Sellers. The costs, including attorneys' fees and expenses, of seeking to obtain or obtaining a contribution or indemnification from third parties, shall be paid by Sellers;

                  (iii) the Sellers agree to defend, indemnify and hold harmless Buyer from, against and in respect of any and all demands, claims, actions or causes of action, losses, liabilities, damages, assessments, deficiencies, taxes, expenses, including without limitation, interest, and penalties in connection with as a result of, arising from, in connection with or incident to any deficiency or claim for additional taxes or interest thereon or penalties in connection with any federal or state assessment of any tax liability against any of the Sellers or Total by either the Internal Revenue Service or any other taxing authority related to tax returns filed on behalf of Total prior to the date hereof. If the taxing authority determines that a refund of taxes resulting from such tax returns is due to Total, said refund shall belong to Sellers; and

                  (iv) Except as set forth in Subparagraphs 8.5(i), 8.5(ii) and 8.5(iii) above, the Sellers agree to defend, indemnify and hold harmless Buyer from, against and in respect of any and all demands, claims, actions or causes of action, losses, liabilities, damages, assessments, deficiencies, taxes, costs and expenses, including without limitation, interest, penalties and reasonable attorneys' fees and expenses arising out of any acts or events done, or circumstances caused, by any Seller prior to Closing Date asserted against, imposed upon or paid, incurred or suffered by Buyer on or before September 15, 1999.

                  The indemnities set forth in this Section 8.5 are intended to and shall survive the Closing pursuant to the terms of this Agreement.

         8.6.     Indemnity Procedure.

                  (a) A party agreeing to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party claiming indemnity is referred to herein as the "Indemnified Party."

                  (b) An Indemnified Party under this Agreement shall give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement. As to any claim, action, suit or proceeding by a third party, the Indemnifying Party shall have the right, exercisable by notifying the Indemnified Party within twenty days after receipt of such notice from the Indemnified Party, to assume the entire control of the defense, compromise or settlement thereof, all at the Indemnifying Party's expense including employment of counsel, and in connection therewith the Indemnified Party shall cooperate fully to make available to the Indemnifying Party all pertinent information under its control. The Indemnified Party may at its expense, if it so elects, designate its own counsel to participate with counsel designated by the Indemnifying Party in the conduct of any such defense. If the defense of any such matter is tendered to the Indemnifying Party by notice as set forth above and the Indemnified Party is entitled to indemnification pursuant hereto with respect to such matter, and the Indemnifying Party declines or otherwise fails to (1) promptly pay or settle the same, or (2) vigorously investigate and defend the same, the Indemnified Party may investigate and defend the same and the Indemnifying Party will reimburse the Indemnified Party for all judgments, settlement payments and reasonable expenses, including reasonable attorneys' fees, incurred and paid by it in connection therewith. This Subparagraph 8.6(b) shall not apply to any indemnities under a separate Indemnity Agreement of near or even date regarding environmental hazards, a copy of which is attached hereto as Exhibit B. Notwithstanding the foregoing, Sellers shall have the right to choose counsel for purposes of the Clean Laundry lawsuit. Buyer shall have the right to choose counsel with regard to the indemnity set forth in Paragraph 8.5(i) above provided, however, that Seller consents to Buyer's choice of counsel, which consent shall not be unreasonably withheld or delayed. In all other instances the foregoing provisions of this Paragraph 8.6(b) shall determine who shall select counsel in any given action.

                  (c) An Indemnified Party shall not make any settlement of any claim without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld.

                  (d) Except as set forth in subsection (b) in the event of any litigation brought by either party hereto to seek indemnity under this Agreement, the prevailing party shall be entitled to recover attorneys' fees upon final judgment on the merits.

         8.7 Financial Statements, Escrow. For a period of ninety (90) days from the Closing Date, unless said period is extended pursuant to this Paragraph 8.7, Two Hundred and Fifty Thousand Dollars ($250,000.00) of the Purchase Price shall be held in escrow pursuant to the terms of the Escrow Agreement. Prior to ninety days from the Closing Date, Buyer shall arrange for a review of Total's financial records according to generally accepted accounting principles. If, as a result of such review, Buyer shall determine that the liabilities of Total are more than One Million, Six Hundred Thousand Dollars ($1,600,000) as of December 31, 1997, Buyer shall be entitled to the difference between the liabilities and $1,600,000 from the Escrow Account, and, in the event such difference exceeds $250,000, Sellers shall be responsible to pay the excess to Buyers. If Sellers dispute the amount of the difference, Sellers shall notify the Escrow Agent of the amount in dispute prior to ninety days from the Closing Date, and the Escrow Agent shall hold the disputed amount in escrow pending resolution of the dispute and release the balance of the escrow. If Escrow Agent is not notified of a dispute prior to ninety days from the Closing Date, Escrow Agent shall deliver to Sellers the balance in escrow, apportioned equally between the Sellers. If Buyers do not complete their review of Total's financial records prior to the end of the Escrow Period, Sellers shall be entitled to a release of the entire amount in escrow.

         8.8. Environmental Indemnity. The parties shall enter into a separate agreement regarding environmental hazards, a copy of which is attached hereto as Exhibit B.

9.       Operations - Post Closings.

         9.1. Stock Options - Employees. Stock Options may be granted pursuant to the KTI, Inc. 1994 Long-Term Incentive Award Plan (the "Plan") to key employees of Total at the sole discretion of the Compensation Committee of the Board of Directors of KTI, Inc.

                  These options will be exercisable at the closing sale price per share on the date of grant and will vest at the rate of 20% on the first and subsequent anniversaries of the date of grant.

         9.2. Banking Relationships. The Buyer will use commercially reasonable efforts to obtain the release of the Sellers' personal liability on existing bank debt of Total. If such releases are not received by March 31, 1998, such debt will be refinanced with other lenders who do not require guarantees from the Sellers. Existing debt of Total owed to Sellers will be repaid promptly.

         9.3. Board Composition. The Board of Directors of Total will have five directors postclosing, two of whom shall be designated by the Sellers. The remaining three directors will be appointed by the Buyer.

10.      Miscellaneous Provisions.

         10.1. Amendment and Modification. This Agreement may be amended, modified and supplemented by the parties hereto only by written instrument signed by or on behalf of the party to be charged thereunder.

         10.2. Waiver of Compliance. Any failure of Sellers, on the one hand, or Buyer on the other hand, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by an authorized officer of the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to any subsequent or other failure.

         10.3. Expenses. Each of the parties hereto agrees to pay all of the respective expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

         10.4. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, with postage prepaid as follows:

                  If to Sellers:      Donald A. Littlefield
                                      Post Office Box 293
                                      York Harbor, Maine 03911

                                      Telephone:   603-431-2420
                                      Fax:         603-431-3806

                                      William M. Kaylor
                                      4315 126th Street W.
                                      Cortez, Florida 34215

              With a copy to:         Peter A. Gleichman, Esq.
                                      Griffin & Gleichman, P.A.
                                      56 Middle Street
                                      P.O. Box 598
                                      Portsmouth, New Hampshire 03802-0598

                                      Telephone:    603-433-1830
                                      Fax:          603-433-1197

                  If to Buyer:        KTI Specialty Waste Services, Inc.
                                      7000 Boulevard East
                                      Guttenberg, New Jersey 07093
                                      Telephone:   (201) 854-7777
                                      Fax: (201) 854-1771

              With a copy to:         Gordon F. Grimes, Esq.
                                      Bernstein, Shur, Sawyer & Nelson
                                      100 Middle Street
                                      P.O. Box 9729
                                      Portland, Maine 04104-5029
                                      Telephone:     (207) 774-1200
                                      Fax:           (207) 774-1127

                  or to such other person or address as Buyer shall furnish to Sellers in writing.

         10.5. Binding Effect: Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, administrators, executors, legal representatives, such successors and assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties; provided, however, that Buyer may freely assign this Agreement or all or any rights it may have hereunder to any of its subsidiaries or affiliated companies, but no such assignment shall relieve Buyer of its obligations hereunder.

         10.6. Governing Law. All agreements, other than the agreements relating to real estate and the employment agreement for Donald A. Littlefield, shall be governed by the laws of the State of New York, without regard to the provisions relating to the conflicts of laws. The laws of the State in which the real estate is located shall govern the agreements relating to the real estate. The laws of the State of New Hampshire shall govern the Employment Agreement.

         10.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

         10.8. Headings. The headings of the sections and articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

         10.9. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior-agreements, promises, letters of intent, covenants, arrangements, communications, representations or warranties, whether oral or written, by any party hereto or by any Related Person of any party hereto. All Exhibits attached hereto, the Disclosure Schedule, any exhibits thereto and all certificates, documents and other instruments delivered or to be delivered pursuant to the terms hereof are hereby expressly made a part of this Agreement as fully as though set forth herein, and all references herein to the terms "this Agreement", "hereunder", "herein", "hereby" or "hereto" shall be deemed to refer to this Agreement and to all such writings.

         10.10. Third Parties. Except as specifically set forth or referred to herein, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, partnership, corporation or other entity other than the parties hereto and their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

         10.11. Severability. The invalidity of any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part hereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses, sections or subsections contained in this Agreement shall be declared invalid by a court of competent jurisdiction, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, section or sections, or subsection or subsections had not been inserted.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Total Waste Management Corp.


By:         /s/ Donald A. Littlefield
            ----------------------------------
Title:      President


         /s/ Donald A. Littlefield
         ----------------------------------
         Donald A. Littlefield

KTI Specialty Waste Services, Inc.


By:           /s/ David E. Hill                     /s/ William Kaylor
              --------------------------            ----------------------------
Title:        Senior Vice President                     William Kaylor

                                    EXHIBIT A

EARNOUT CALCULATION

EBITDA is defined as Earnings before interest, taxes, depreciation and amortization, as determined by generally accepted accounting principles, as amended from time to time.

The EBITDA of the Company shall be as determined by the Company. If there shall be a disagreement as to the EBITDA of the Company, the determination of such EBITDA shall be conclusively determined by the firm of nationally recognized auditors then auditing KTI, pursuant to an "agreed procedure" to determine such EBITDA. The party which does not prevail shall pay all costs of the agreed procedure. To the extent that neither the Employee or the Company are correct, the fees shall be allocated in proportion to the error of each party, subject to the following exception. If either party shall propose a number, which if it had been accepted by the other party, would have permitted: (a) the Employee to receive at least the amount to which the Employee is actually entitled; or (b) would have not required the Company to pay more than the amount actually due, then such party shall not be liable for any fees in connection with such " agreed procedure".

The Earnout shall be calculated as follows: The EBITDA of the Company, less $400,000 ("Adjusted EBITDA") in each of the five fiscal years following the acquisition of the stock of the Company by KTI.

"Fiscal year" is the twelve month period, commencing on January 1 of each year and ending on December 31 of each year.

The Bonus shall be as follows:

1st year            10 percent of Adjusted EBITDA
2nd year            15 percent of Adjusted EBITDA
3rd year            25 percent of Adjusted EBITDA
4th year            25 percent of Adjusted EBITDA
5th  year           25 percent of Adjusted EBITDA

                                    EXHIBIT B

                               INDEMNITY AGREEMENT

         THIS INDEMNITY AGREEMENT is entered into as of January 27, 1998, by Donald A. Littlefield and William Kaylor, ("Sellers"), KTI Specialty Waste Services, Inc., a Maine corporation ("Buyer") and Total Waste Management Corporation, a New Hampshire corporation ("Total").

         WHEREAS, Sellers are the sole shareholders of Total; and

         WHEREAS, Buyer is buying all of the stock of Total; and

         WHEREAS, Buyer has agreed to pay the purchase price for the stock of Total based on certain assumptions and representations made by Sellers regarding the assets and liabilities of Total; and

         WHEREAS, Sellers have agreed to give Buyer an indemnity to cover certain issues which may arise as a result of claims made against Total and which may affect or which had they been known by Buyer would have affected the purchase price paid by Buyer,

         NOW, THEREFORE, for one dollar and other good and valuable consideration including the payment of the purchase price Buyer, Sellers and Total agree as follows:

1.       The following definitions shall apply to this Indemnity Agreement:

         (a) "Claims" shall mean any and all liabilities, claims, demands, actions, causes of action, suits, debts, benefits, obligations, lost profits, out-of-pocket costs, out-of-pocket fees, out-of-pocket attorneys' fees, setoffs, losses, and claims and defenses of every nature and kind, whether at law, equity or in administrative proceedings, whether at common law (tort, contract or other theory) or pursuant to federal, state or local statute, ordinance or regulation, whether vested or contingent, whether known or unknown, whether liquidated or unliquidated, whether matured or unmatured, whether disputed or undisputed, against Total. Notwithstanding the foregoing, "Claims" shall not include any "in-house" expenses or time incurred by Total employees or officers expended in response to or defense against any Claim.

         (b) "Environmental Law" shall mean any federal, state or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereinafter enacted, whether civil or criminal, promulgated or issued, with respect to any Hazardous Materials, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes and regulations promulgated thereunder and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: (i) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. ss. 9601 et seq.); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. ss. 6901 et seq.); (iii) the Hazardous Materials Transportation Act (49 U.S.C. ss. 1801 et seq.); (iv) the Toxic Substances Control Act (15 U.S.C. ss. 2061 et seq.); (v) the Clean Water Act (33 U.S.C. ss. 1251 et seq.); (vi) the Clean Air Act (42 U.S.C. ss. 7401 et seq.);
         (vii) the Safe Drinking Water Act (21 U.S.C. ss. 349; 42 U.S.C. ss. 201 and ss. 300f et seq.); (viii) the National Environmental Policy Act of 1969 (42 U.S.C. ss. 4321); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. ss. 1101 et seq.); (xi) the Federal Solid Waste Disposal Act (42 U.S.C. ss. 6901 et seq.); (xii) the Uncontrolled Hazardous Substance Sites Law, 38 M.R.S.A. ss. 1361, et seq.; (xiii) the Hazardous Matter Control Law, 38 M.R.S.A. ss. 1317, et seq.; (xiv) the Maine Hazardous Waste, Septage, and Solid Waste Management Act, 38 M.R.S.A. ss. 1301, et seq.; (xv) the Reduction of Toxic Use, Waste and Release Law, 38 M.R.S.A. ss. 2301 et seq.; and (xvi) the Site Location of Development Law, 38 M.R.S.A. ss. 471 et seq.

         (c) "Hazardous Materials" shall mean each and every element, compound, chemical mixture, contaminant, pollutant, material, waste or other substance which is defined, determined or identified a hazardous, toxic or special waste under any Environmental Law. Without limiting the generality of the foregoing, the term shall mean and include:

                           (i) "Hazardous substances" as defined in the
                  Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Superfund Amendment and Reauthorization Act of 1986, or Title III of the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder;

                           (ii) "Hazardous waste" as defined in the Resource
                  Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder;

                           (iii) "Hazardous materials" as defined in the
                  Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder;

                           (iv) "Chemical substance or mixture" as defined in
                  the Toxic Substances Control Act, as amended, and regulations promulgated thereunder;

                           (v) "Hazardous substances" as defined in the
                  Uncontrolled Hazardous Substance Sites law, as amended;

                           (vi) "Hazardous matter" as defined in the Hazardous
                  Matter Control law, as amended, and regulations promulgated thereunder;

                           (vii) "Hazardous waste" as defined in the Maine
                  Hazardous Waste,

                  Septage, and Solid Waste Management Act and regulations promulgated thereunder.

                           (viii) Underground storage tanks, asbestos, urea
                  formaldehyde insulation, polychlorinated biphenyls, dioxins, petroleum products, asbestos and radon;

         (d) "Unknown Claims" shall mean Claims which are unknown to Sellers and to Total Waste.

2.       Sellers shall indemnify Total from Claims arising from or related to:

         (a) Total's acquisition of certain assets of George West and Sons, a Maine corporation, d/b/a Portland Oil Recycling, pursuant to an Agreement dated May 31, 1988.

         (b) Any other treatment, storage, generation, disposal or transport of Hazardous Materials by Total occurring prior to the date hereof.

3. Total shall indemnify Seller from Claims arising from or related to any other treatment, storage, generation, disposal or transport of Hazardous Materials by Total occurring after the date hereof. provided, however that Buyer's indemnity in this paragraph shall not cover or apply to any intentional or reckless acts of Sellers.

4. Sellers and Total shall pro rate the costs of any Claims arising from or related to any treatment, storage, generation, disposal or transport of Hazardous Materials by Total which occur both prior to and after the date hereof.

5.       Limitations on Sellers' Indemnity.

         (a) For any Unknown Claims, the indemnity of Sellers in Paragraph 3 shall be limited as follows:

                           (i) For the period January 27, 1998 through January
                  26, 2001, to an amount equal to One Million, One Hundred and Seventy Thousand Dollars ($1,170,000.00).

                           (ii) For the period January 27, 2001 through January
                  26, 2002, to an amount equal to Eight Hundred, Seventy-Seven Thousand, Five Hundred Dollars ($877,500).

                           (iii) For the period January 27, 2002 through January
                  26, 2003, to an amount equal to Five Hundred, Eighty-Five Thousand Dollars ($585,000.00).

                           (iv) For the period January 27, 2003 through January
                  26, 2004, to an amount equal to Two Hundred, Ninety-Two Thousand, Five Hundred Dollars ($292,500).

                           (v) After January 26, 2004, Sellers' indemnity for
                  then Unknown Claims shall terminate.

         (b) For Claims under Paragraph 2(a), the amount of Sellers' indemnity shall be limited to One Million, One Hundred and Seventy Thousand Dollars ($1,170,000.00).

         (c) For Unknown Claims which become known on or prior to January 26, 2004, the amount of Sellers' indemnity shall remain at the amount of their indemnity at the time they become known, according to Paragraph 4(a), and shall not be reduced.

         (d) Each Seller's indemnity is several. William Kaylor shall be responsible for forty-six percent (46%) of any payment due under Sections 5(a), (b) and (c), and Donald A. Littlefield shall be responsible for fifty-four percent (54%) of the amount of any payment due under Section 5(a), (b) and (c).

         6. The covenants, agreements, indemnities, terms and conditions contained in this Indemnity Agreement shall extend to, and be binding upon, and shall inure to the benefit of, and may be enforced by, the Sellers, the Buyer, their heirs, executors, administrators, successors and assigns. Wherever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders. This Indemnity Agreement shall be governed in all respects in accordance with the laws of the State of Maine.

         7. Each provision of this Indemnity Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Indemnity Agreement shall be prohibited, invalid or ineffective under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provisions or the remaining provisions of this Indemnity Agreement.

         8. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorney's fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

         9. No consent by any Seller shall be required for any assignment or reassignment of the rights of Buyer hereunder.

         10. A counterpart of this agreement executed by facsimile signature shall be valid as a counterpart originally executed.

         11. This agreement shall terminate ten years from the date first written above.

         IN WITNESS WHEREOF, the undersigned have executed this Indemnity Agreement as of the day and year first above written.


WITNESS:                                                      SELLERS:

----------------------------------                    ---------------------------------
Name:                                                 Donald A. Littlefield



----------------------------------                    ---------------------------------
Name:                                                 William Kaylor


                                                      BUYER: KTI SPECIALTY WASTE
                                                      SERVICES, INC.


                                                      By:
----------------------------------                       ------------------------------
Name:                                                    Robert E. Wetzel, Senior Vice President

                                                      TOTAL WASTE MANAGEMENT CORPORATION



                                                      By:
----------------------------------                       ------------------------------
Name:                                                    Robert E. Wetzel, Senior Vice President

                                  SCHEDULE 3.16

                     LIABILITIES OF ECI TO BE ASSUMED BY TWM


1. Lease with K4E Co., Inc. dated May 2, 1995, relating to real property in Manchester, New Hampshire. Rent is current through 12/31/97. No known defaults of Landlord or Tenant.

2.       Bell Atlantic -- under $100 as of 1/28/98.

3.       Energy North -- under $700 as of 1/28/98.

4.       Manchester EPD -- under $300 as of 1/28/98.